                         NOTICE OF GUARANTEED DELIVERY

                                      for

                        Tender of Shares of Common Stock

           (Including the Associated Preferred Share Purchase Rights)

                                       of

                                Spine-Tech, Inc.

                   (Not to be Used For Signature Guarantees)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, $.01 par value (the "Common Stock"), of Spine-Tech, Inc., a Minnesota corporation (the "Company") and the associated preferred share purchase rights (together with the Common Stock, the "Shares"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Citibank, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "Section 1. Terms of the Offer; Expiration Date" of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) and a representation that the shareholder owns the Shares, and that the tender of the Shares effected thereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, each in the form set forth in this Notice of Guaranteed Delivery. See "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                        The Depositary for the Offer is:

                                 CITIBANK, N.A.

            BY MAIL:               BY OVERNIGHT COURIER DELIVERY:               BY HAND:

         Citibank, N.A.                    Citibank, N.A.                    Citibank, N.A.
c/o Citicorp Data Distribution,   c/o Citicorp Data Distribution,        Corporate Trust Window
              Inc.                              Inc.                   111 Wall Street, 5th Floor
         P.O. Box 7072                    404 Sette Drive               New York, New York 10043
   Paramus, New Jersey 07653         Paramus, New Jersey 07652

                      FACSIMILE FOR ELIGIBLE INSTITUTIONS:
                                 (201) 262-3240

                          FACSIMILE CONFIRMATION ONLY:
                                 (201) 422-2077

                                For information:
                                 (800) 422-2077

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

                THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to Sulzer Medica Orthopedics Acquisition Corp., a Minnesota corporation and an indirect wholly owned subsidiary of Sulzer Medica Ltd, a corporation organized under the laws of Switzerland, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 19, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Number of Shares:                             Signature(s) of Holder(s)
Certificate Nos. (If Available):              Dated: , 199
Check one box if Shares will be               Name(s) of Holders:
delivered by book-entry transfer:             Please Type or Print
/ / The Depository Trust Company              Address
/ / Philadelphia Depository Trust Company     Zip Code
Account No.                                   Area Code and Telephone No.

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of Shares effected hereby complies with Rule 14e-4, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and the certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. All terms used herein have the meanings set forth in the Offer to Purchase.

                                 (PLEASE PRINT)

Name of Firm: __________________________________________________________________

Address: _______________________________________________________________________

                                                                      (Zip Code)

AUTHORIZED SIGNATURE: __________________________________________________________

Name: __________________________________________________________________________

________________________________________________________________________________

Title: _________________________________________________________________________

Daytime Area Code and Tel. No.: ________________________________________________

Dated: ____________________________

   NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
         SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.